Exhibit 4(i)(b)


PREFERRED STOCK                                   PREFERRED STOCK

Number                                                     Shares

See reverse for certain definitions             CUSIP ___________


               UNITED DOMINION REALTY TRUST, INC.

   Incorporated under the laws of the Commonwealth of Virginia



This certifies that                                 is the owner
of
fully paid and non-assessable shares of [___%] Series [__]
[Cumulative] [Redeemable] [Convertible] Preferred Stock, no par value, in

               UNITED DOMINION REALTY TRUST, INC.

The holder and every transferee or assignee of this certificate or shares represented hereby, or of any interest therein, accepts and agrees to be bound by the provisions of the Articles of Incorporation of the Company. This certificate and the shares represented hereby are transferable on the books of the Company by the registered holder hereof in person or by attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and registered by the Registrar.

     In Witness Whereof, the Company has caused this certificate to be signed by the facsimile signatures of its President and Secretary.

Dated:

               [Facsimile signature]        [Facsimile signature]
                    Secretary                     President


Countersigned and registered:
[Name] Transfer Agent and Registrar


By
Authorized Signature

               UNITED DOMINION REALTY TRUST, INC.

Under the Articles of Incorporation of the Company, transfer of the shares represented hereby may be stopped, and such shares are subject to redemption, in order to preserve the qualification of the Company as a "real estate investment trust" under the Internal Revenue Code.

The Company will furnish to the registered holder of this certificate on request in writing, without charge, the designations, relative rights, preferences and limitations applicable to each class of authorized shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series).

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COMM -- as tenants in common             UNIF GIFT MIN ACT -- ..Custodian ..
TEN ENT --as tenants by the entireties                (Cust)       (Minor)
JT TEN -- as joint tenants with right of              under Uniform Gifts to
          survivorship and not as tenants                   Minors Act
          in common

Additional abbreviations may also be used though not on the above list.

        For Value Received, _____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
______________________________________________________________________________
_________________________________________________ Shares of
Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
_________________________________ Attorney to transfer the said
Shares on the books of the within-named Company with full power of substitution in the premises.

Dated ___________________________

                          _______________________________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.